Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 9 to Registration Statement on Form S-1 of our report dated February 10, 2011, relating to the financial statements of China Shandong Industries, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Bongiovanni & Associates C.P.A’s
Bongiovanni & Associates C.P.A’s
March 16, 2011